Exhibit 99.1

Microsoft Corporation

Adjusted Segment Product Revenue/Operating Income (Loss) tables for the four quarters and fiscal year ended June 30, 2005, and the first three quarters of fiscal year 2006

(In millions)

Previously Reported under Fiscal Year 2006 Operating Segments (unaudited)

	For the three months ended					For the three months ended			For the nine months ended March 31, 2006
Revenue	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	Fiscal Year 2005	September 30, 2005	December 31, 2005	March 31, 2006
Client	$2,980	$3,193	$2,964	$3,014	$12,151	$3,187	$3,459	$3,187	$9,833
Server & Tools	2,241	2,542	2,459	2,696	9,938	2,531	2,907	2,845	8,283
IW	2,595	2,825	2,805	2,944	11,169	2,698	2,979	2,946	8,623
MBS	156	207	179	242	784	181	242	216	639
MSN	559	606	581	598	2,344	564	593	561	1,718
MED	49	72	61	80	262	74	101	89	264
H&E	609	1,373	571	587	3,140	506	1,556	1,056	3,118

Consolidated	$9,189	$10,818	$9,620	$10,161	$39,788	$9,741	$11,837	$10,900	$32,478

	For the three months ended					For the three months ended			For the nine months ended March 31, 2006
Operating Income/(Loss)	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	Fiscal Year 2005	September 30, 2005	December 31, 2005	March 31, 2006
Client	$2,404	$2,531	$2,346	$2,183	$9,464	$2,577	$2,644	$2,478	$7,699
Server & Tools	707	948	822	814	3,291	907	1,099	1,068	3,074
IW	1,921	2,064	2,029	2,011	8,025	1,946	2,102	2,087	6,135
MBS	(31)	(17)	(39)	(84)	(171)	(11)	10	(13)	(14)
MSN	79	130	102	101	412	81	58	(26)	113
MED	(29)	(12)	(9)	(15)	(65)	(2)	20	(14)	4
H&E	(161)	52	(175)	(201)	(485)	(162)	(298)	(388)	(848)
Other	(1,396)	(947)	(1,747)	(1,820)	(5,910)	(1,290)	(978)	(1,304)	(3,572)

Consolidated	$3,494	$4,749	$3,329	$2,989	$14,561	$4,046	$4,657	$3,888	$12,591

Unaudited Pro Forma Results for Fiscal Year 2007 Operational Changes (a)

	For the three months ended					For the three months ended			For the nine months ended March 31, 2006
Revenue	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	Fiscal Year 2005	September 30, 2005	December 31, 2005	March 31, 2006
Segments
Client	$2,980	$3,193	$2,964	$3,014	$12,151	$3,187	$3,459	$3,187	$9,833
Server and Tools	1,906	2,161	2,058	2,245	8,370	2,127	2,438	2,398	6,963
Online Services Group	559	606	581	598	2,344	564	594	561	1,719
Microsoft Business Division	3,086	3,413	3,384	3,637	13,520	3,283	3,689	3,608	10,580
Entertainment and Devices	658	1,445	633	667	3,403	580	1,657	1,146	3,383

Total revenue	$9,189	$10,818	$9,620	$10,161	$39,788	$9,741	$11,837	$10,900	$32,478

	For the three months ended					For the three months ended			For the nine months ended March 31, 2006
Operating Income / (Loss)	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	Fiscal Year 2005	September 30, 2005	December 31, 2005	March 31, 2006
Segments
Client	$2,387	$2,513	$2,331	$2,172	$9,403	$2,569	$2,638	$2,471	$7,678
Server and Tools	455	660	515	479	2,109	606	762	746	2,114
Online Services Group	79	130	101	101	411	81	58	(26)	113
Microsoft Business Division	2,160	2,355	2,316	2,285	9,116	2,251	2,466	2,414	7,131
Entertainment and Devices	(202)	28	(198)	(235)	(607)	(182)	(296)	(422)	(900)
Corporate-Level Activity	(1,385)	(937)	(1,736)	(1,813)	(5,871)	(1,279)	(971)	(1,295)	(3,545)

Total operating income	$3,494	$4,749	$3,329	$2,989	$14,561	$4,046	$4,657	$3,888	$12,591

(a)	All pro forma information presented in this section is preliminary based upon management’s present view and is unaudited